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Exhibit 21.1

JAMDAT Mobile Inc.,
a Delaware corporation

List of wholly-owned subsidiaries

    •
    JAMDAT Mobile (Canada Holdings) Inc.

    •
    JAMDAT Mobile (Canada) ULC

    •
    JAMDAT Mobile (UK) Ltd.

    •
    JAMDAT Mobile (Japan) Inc.

    •
    JAMDAT Mobile (India) Holdings Ltd.

    •
    JAMDAT Mobile (India) Private Limited

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  Exhibit 21.1
JAMDAT Mobile Inc., a Delaware corporation